EXHIBIT 10.7
SUBSCRIPTION FOR PURCHASE OF SHARES
in
STRATA Skin Sciences, Inc.
(the "Corporation")

STRATA Skin Sciences, Inc.
100 Lakeside Drive, Suite 100
Horsham, PA 19044

Dear Madam/Sir:

1.	Subscription for Shares
1.1.          Subscription.  Subject to the terms and conditions set forth herein, the undersigned (the "Subscriber"), intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase from the Corporation, 925,926 shares of the Corporation's Common Stock par value $0.001 (the "Shares") at $1.08 per Share, for an aggregate purchase price of $1,000,000 (the "Commitment").
1.2.          Accelmed Purchase.  Subscriber acknowledges that this subscription is submitted in connection with a certain Securities Purchase Agreement dated March 30, 2018 (the "SPA") between the Corporation and Accelmed Growth Partners, L.P., a Cayman Island exempted limited partnership ("Accelmed").  By the execution hereof, Subscriber agrees to purchase the Shares at the Closing under the SPA (the "Closing") for the full amount of the Commitment set forth herein, as may be adjusted by agreement among the Corporation, Subscriber and Accelmed.  Subscriber further agrees that the Commitment may be enforced against Subscriber by the Corporation and by Accelmed, either jointly and individually.
1.3.          Payment.  Subscriber shall pay the Corporation the full Commitment amount by check, draft or other form of payment in immediately available funds, payable to the Corporation on or before the Closing.
1.4.          Conditions to Acceptance of Subscription.
1.4.1.          Subscriber acknowledges that this subscription is irrevocable, but this subscription and the Commitment shall terminate upon the termination of the SPA prior to Closing for any reason.  Subscriber will deliver to the Corporation all other documentation, agreements, representations or requisite government forms required by legal counsel of the Corporation to comply with all securities laws and other applicable laws of the jurisdiction in which Subscriber is resident.

1.4.2.          Subscriber understands that the Corporation has the unrestricted right to accept or reject this subscription, but only in whole, at any time up to its written acceptance by the Corporation no later than the Closing.
2.	Closing.
2.1.                    The closing under this subscription shall take place on the date the Closing under the SPA.  At the Closing, the Corporation shall issue and deliver to the Subscriber a stock certificate or certificates, registered in the name of the Subscriber, evidencing the Shares being purchased hereunder.
3.	Representations, Warranties, Acknowledgments and Agreements of the Subscriber
The Subscriber hereby represents, warrants, acknowledges, understands and agrees (as the case may be) that:
3.1.          Shares Not Registered.   The Subscriber hereby acknowledges that the Shares will not be issued by the Corporation pursuant to a Registration under the Securities Act of 1933, as amended (the "Securities Act").  The term "Registration" means registration under the Securities Act and, with respect to the Applicable Laws, such registration thereunder (or, with respect to any of the Applicable Laws which do not provide for registration, such compliance therewith which is similar to registration) which has then resulted in statutory or administration authorization for the proposed transaction; and the term "Applicable Laws" means any applicable state securities laws and the rules and regulations thereunder and, to the extent applicable, to offers or sales of securities.  Neither the Corporation, nor any other person has any obligation or intention to effect the Registration of the Shares for sale, transfer or disposition by the Subscriber under the Securities Act or the Applicable Laws, or to take any action that would make available any exemption from the Registration requirements of the Securities Act or the Applicable Laws (unless such obligation is granted to Subscriber under a separate writing signed by the Corporation).  Subscriber must therefore hold such Shares indefinitely unless a subsequent Registration or exemption therefrom is available and is obtained.  No federal or state agency has reviewed the issuance of the Shares pursuant hereto or approved or disapproved the Shares to be issued pursuant hereto for investment or any other purpose.  The Shares are issued pursuant hereto in reliance upon a specific exemption from the Registration requirement of the Securities Act which depends, in part, upon the accuracy of the representations, warranties and agreements of Subscriber set forth in this Subscription Agreement.
3.2.          Investment Intent.  Subscriber is acquiring the Shares for Subscriber's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part, which resale, distribution or fractionalization would violate the Securities Act.  The Subscriber agrees that a legend to the foregoing effect may be placed upon any and all certificates issued representing the Shares.  Further, Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares, for which Subscriber is purchasing.

3.3.          Risk.  Subscriber is aware that: (i) investment in the Corporation involves a high degree of risk, lacks liquidity and substantial restrictions on transferability of interest; and (ii) no Federal or state agency has made any finding or determination as to the fairness for investment by the public, nor has made any recommendation or endorsement, of the Shares.
3.4.          Authorization: This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber.
3.5.          Financial Ability.  Subscriber has sufficient financial resources available to support the loss of all or a portion of Subscriber's investment in the Corporation, has no need for liquidity in the investment in the Corporation and is able to bear the economic risk of the investment.  Subscriber is sophisticated and experienced in investment matters, and, as a result, is in a position to evaluate an investment in the Corporation.
3.6.          Information.
3.6.1.          Subscriber acknowledges that Subscriber has been furnished any and all materials that Subscriber requested relating to the Corporation or the offering of the Shares and Subscriber has been afforded the opportunity to ask questions of the senior management and directors of the Corporation concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information provided to Subscriber and such that Subscriber deems necessary to determine the suitability and advisability of, and the merits and risk of, the purchase of the Shares pursuant hereto.  Subscriber understands that such material is current information about the Corporation and does not in any way guarantee future performance or the completion of future proposed events discussed in such material.  Subscriber, either alone or with its or its professional advisors, has the capacity to protect its own interests in connection with this transaction.
3.7.          Observance of Laws: Subscriber has satisfied [himself/itself] as to the full observance of the laws of Subscriber's jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within Subscriber's jurisdiction for the purchase and resale of the Shares; (ii) any foreign exchange restrictions applicable to such purchase and resale of the Shares; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the Shares; and (v) any restrictions on transfer applicable to any disposition of the Shares imposed by the jurisdiction in which the Subscriber is resident
3.8.          Accredited Investor. The Subscriber is an "accredited investor" (as defined in Regulation D under the 1933 Act) and has indicated below the "accredited investor" status applicable to Subscriber.  By signing this Subscription Agreement, Subscriber hereby covenants to promptly advise the Corporation if at any time there shall occur a change in Subscriber's accredited investor status.

The Subscriber hereby represents and warrants to the Corporation that the Subscriber is one of the following (please check the box that corresponds to the statement applicable to you):
☐	Subscriber is an individual whose individual net worth, or joint net worth with Subscriber's spouse, exceeds $1,000,000.

☐
Subscriber is an individual who had an individual income (exclusive of any income attributable to Subscriber's spouse) in excess of $200,000 during each of the two most recent years, and reasonably expects to have an annual individual income for the current year in excess of $200,000.

☐
Subscriber is an individual who had joint income with his or her spouse in excess of $300,000 during each of the two most recent years, and reasonably expects to have an annual joint income with his or her spouse for the current year to be in excess of $300,000.

☐	Subscriber is an individual who is a director or an executive officer of the Corporation.

☐
Subscriber is a trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares and whose purchase of the Shares is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

☐	Subscriber is an entity in which all of the equity owners are "accredited investors" (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

☐
Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

☐	Subscriber is a "private business development company" (as such term is defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended).

☐
Subscriber is a "bank" (as such term is defined in Section 3(a)(2) of the Securities Act), or a "savings and loan association or other institution" (as such term is defined in Section 3(a)(5)(A) of the Securities Act) whether acting in its individual or fiduciary capacity.

☐	Subscriber is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐	Subscriber is an "insurance company" (as such term is defined in Section 2(13) of the Securities Act).

☐	Subscriber is an investment company registered under the Investment Company Act of 1940, as amended, or is a "business development company" (as such term is defined in Section 2(a)(48) of that act).

☐	Subscriber is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐
Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐
Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the investment decision is made by a "plan fiduciary" (as such term is defined in Section 3(21) of such act), which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if a self-directed plan, with investment decisions made solely by persons that are "accredited investors" (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

3.9.          Broker-Dealer: The Subscriber is not a broker-dealer as defined in Section 3 of the Securities Exchange Act of 1934, as amended.
3.10.          Rule 506(d).  The Subscriber represents and warrants to the Corporation as follows:

3.10.1.          The Subscriber has NOT been convicted, within ten years before the date hereof, of a felony or misdemeanor:
3.10.1.1.          in connection with the purchase or sale of a security;
3.10.1.2.          involving the making of a false filing with the SEC; or
3.10.1.3.          arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.
3.10.2.          The Subscriber is NOT subject to an order, judgment or decree of a court of competent jurisdiction, entered within five years before the date hereof, that, as of the date hereof, restrains or enjoins such Subscriber from engaging or continuing to engage in any conduct or practice:
3.10.2.1.          in connection with the purchase or sale of any security;
3.10.2.2.          involving the making of a false filing with the SEC; or
3.10.2.3.          arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.
3.10.3.          The Subscriber is NOT subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:
3.10.3.1.          as of the date hereof, bars such Subscriber from (i) association with any entity regulated by such commission, authority, agency or officer, (ii) engaging in the business of securities, insurance or banking or (iii) engaging in savings association or credit union activities; or
3.10.3.2.          constitutes a final order based on a violation of a law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within ten years before the date hereof.
3.10.4.          The Subscriber is NOT subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that, as of the date hereof:
3.10.4.1.          suspends or revokes such Subscriber's registration as a broker, dealer, municipal securities dealer or investment adviser;

3.10.4.2.          places limitations on the activities, functions or operations of such Subscriber; or
3.10.4.3.          bars such Subscriber from being associated with any entity or from participating in the offering of any penny stock.
3.10.5.          The Subscriber is NOT subject to an order of the SEC entered within five years before the date hereof that orders such Subscriber to cease and desist from committing or causing a violation or future violation of:
3.10.5.1.          any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(l) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 under the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or
3.10.5.2.          Section 5 of the Securities Act.
3.10.6.          The Subscriber is NOT suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for an act or omission to act constituting conduct inconsistent with just and equitable principles of trade.
3.10.7.          The Subscriber has NOT filed (as a registrant or issuer), and was NOT named as an underwriter in, a registration statement or Regulation A offering statement filed with the SEC that, within five years before the date hereof, that was the subject of a refusal order, stop order or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.
3.10.8.          The Subscriber is NOT subject to a United States Postal Service false representation order entered within five years before the date hereof, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.
4.	Miscellaneous
4.1.          Definition.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require. The headings contained in this Subscription Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Subscription Agreement.
4.2.          Corporation's Representations and Warranties; Indemnification.
4.2.1.          The Corporation's representations and warranties set forth in Section 2 of the SPA are incorporated by reference as if fully set forth herein for the benefit of Subscriber.  In consideration of Subscriber's execution and delivery of this Subscription Agreement and acquiring the Corporation's shares of Common Stock as set forth herein, the Corporation shall defend, protect, indemnify and hold harmless Subscriber and its affiliates (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements, (collectively the "Losses") incurred by any Indemnitee as a result of, or arising out of, or relating to, any claim (whether direct or derivative) of a breach of fiduciary duty by the Board of Directors of the Corporation (or any committee thereof), or by any director or by any stockholder, in connection with this Subscription Agreement and the transactions contemplated herein; provided, however, that the Indemnitees shall not be entitled to seek indemnification under this Section 9.11 until the aggregate amount of all Losses exceed $100,000 in the aggregate, and then the Indemnitees shall only be entitled to indemnification for Losses in excess of such amount; and provided, further, that the aggregate amount of all payments to which the Indemnitees shall be entitled to receive pursuant to this Section 9.11 shall in no event exceed the Commitment amount.
4.2.2           Section 9.11.3 [Retained Risk] of the SPA is incorporated as if fully set forth herein, except that all references therein to "Buyer" shall instead refer to "Subscriber" in its final form will be inserted here.
4.3.          Entire Agreement.  This Subscription Agreement, together with the documents referenced herein, constitute the entire understanding among the parties with respect to the subject matter hereof, and supersede any prior understanding and/or written or oral agreements among them.  This Subscription Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.
4.4.          Binding Effect; Successors and Assigns.  The Subscriber agrees not to transfer or assign this Subscription Agreement, or any of the Subscriber's interest herein, and further agrees that the transfer or assignment of the Shares shall be made only in accordance with applicable laws and the terms of this Subscription Agreement.  Subject to the foregoing, this Subscription Agreement shall be binding upon and inure to the benefits of the parties hereto, their successors and assigns.
4.5.          Severability: If one or more provisions of this Subscription Agreement is held to be unenforceable under applicable law, such provisions will be excluded from this Subscription Agreement and the balance of this Subscription Agreement will be enforceable in accordance with its terms
4.6.          Governing Law.  This Subscription Agreement shall be governed by the laws of the state of Delaware applicable to contracts made and wholly performed in that jurisdiction.  Exclusive venue for any action arising under, or related to, this Agreement shall be in the State Courts of the State of Delaware, and Subscriber hereby submits to the personal jurisdiction of such Courts.  Service of process on Subscriber may be effected by certified or registered mail.
4.7.          Notices.  All notices or other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, to the Subscriber at the addresses provided below and the Corporation at its registered office.  The

Corporation and the Subscriber may change their addresses for notices by written notice to each other, as required.
4.8.          Legends.  The Subscriber acknowledges that a legend will be placed on the stock certificates representing the Shares, which will read as set forth below:
THE SHARES HAVE NOT BEEN REGISTERED UNDER EITHER THE 1933 ACT OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND THOSE LAWS.  THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND THE SECURITIES LAWS OF CERTAIN STATES PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION.  THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THOSE AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OF THE SHARES.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement, intending to irrevocably legally bind Subscriber and the personal representatives, successors and assigns of Subscriber, this 30th day of March, 2018.

COMPANY

By:
Signer

Mailing Address:
Company
Address

The Corporation hereby accepts the foregoing subscription for 925,926 shares of Common Stock, par value $0.001 for the aggregate purchase price of $1,000,000 as of __________, 2018.

STRATA Skin Sciences, Inc.
By:
Name:
Title: